                                                                   Exhibit 10.69

                                                               EXECUTION VERSION

================================================================================

                         L-3 COMMUNICATIONS CORPORATION,
                                    As Issuer

                    6 3/8% SENIOR SUBORDINATED NOTES DUE 2015

                                   ----------

                                    INDENTURE

                            Dated as of July 29, 2005

                                   ----------

                                   ----------

                              The Bank of New York,
                                   As Trustee

                                   ----------

===============================================================================

   SECTION 4.08    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                      RESTRICTED SUBSIDIARIES..............................   46
   SECTION 4.09    INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED

                                        i

   SECTION 4.18    CHANGES IN COVENANTS WHEN NOTES RATED INVESTMENT

   SECTION 5.03    DELIVERY OF OFFICERS' CERTIFICATE AND OPINION OF

   SECTION 8.01    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT

   SECTION 8.05    DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD

                                       ii

   SECTION 12.03   COMMUNICATIONS BY HOLDERS OF NOTES WITH OTHER HOLDERS

   SECTION 12.07   NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,

                                       iii

                                    EXHIBITS

EXHIBIT A   FORM OF NOTE

EXHIBIT B   FORM OF CERTIFICATE OF TRANSFER

EXHIBIT C   FORM OF CERTIFICATE OF EXCHANGE

EXHIBIT D   FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED
            INVESTORS

EXHIBIT E   FORM OF SUPPLEMENTAL INDENTURE

EXHIBIT F   FORM OF NOTATION ON SENIOR SUBORDINATED NOTE RELATING TO SUBSIDIARY
            GUARANTEE

                                       iv

                             Cross-Reference Table*

Trust Indenture Act Section                                   Indenture Section
                                                             -------------------
310 (a)(1)................................................          7.10
    (a)(2)................................................          7.10
    (a)(3)................................................          N.A.
    (a)(4)................................................          N.A.
    (a)(5)................................................          7.10
    (b)...................................................          7.10
    (c)...................................................          N.A.
311 (a)...................................................          7.11
    (b)...................................................          7.11
    (c)...................................................          N.A.
312 (a)...................................................          2.05
    (b)...................................................          12.03
    (c)...................................................          12.03
313 (a)...................................................          7.06
    (b)(1)................................................          11.03
    (b)(2)................................................          7.07
    (c)...................................................       7.06;12.02
    (d)...................................................          7.06
314 (a)...................................................       4.03;12.02
    (b)...................................................          11.02
    (c)(1)................................................          12.04
    (c)(2)................................................          12.04
    (c)(3)................................................          N.A.
    (d)...................................................   11.03, 11.04, 11.05
    (e)...................................................          12.05
    (f)...................................................          N.A.
315 (a)...................................................          7.01
    (b)...................................................       7.05, 12.02
    (c)...................................................          7.01
    (d)...................................................          7.01
    (e)...................................................          6.11
316 (a)(last sentence)....................................          2.09
    (a)(1)(A).............................................          6.05
    (a)(1)(B).............................................          6.04
    (a)(2)................................................          N.A.
    (b)...................................................          6.07
    (c)...................................................          2.12
317 (a)(1)................................................          6.08
    (a)(2)................................................          6.09
    (b)...................................................          2.04
318 (a)...................................................          12.01
    (b)...................................................          N.A.
    (c)...................................................          12.01

N.A. means not applicable.

----------
*    This Cross-Reference Table is not part of the Indenture.

                                        V

          This INDENTURE, dated as of July 29, 2005, among L-3 Communications
Corporation, a Delaware corporation, (the "Company"), the guarantors listed on the signature page hereto ( the "Guarantors"), and The Bank of New York, as trustee (the "Trustee").

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 6 3/8% Senior
Subordinated Notes due 2015 (the "Series A Notes") and the 6 3/8% Senior
Subordinated Notes due 2015 (the "Exchange Notes" and, together with the Series
A Notes, the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

          "144A Global Note" means the global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and
deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

          "2002 Indenture" means the indenture, dated as of June 28, 2002, among
The Bank of New York, as trustee, the Company and the guarantors party thereto, with respect to the 2002 Notes.

          "2002 Notes" means the $750,000,000 in aggregate principal amount of the Company's 7-5/8% Senior Subordinated Notes due 2012, issued pursuant to the
2002 Indenture on June 28, 2002.

          "Acquired Debt" means, with respect to any specified Person, (i)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a
Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Additional Interest" means all additional interest then owing pursuant to Section 5 of the Registration Rights Agreement.

          "Additional Notes" means any Notes (other than the Initial Notes)
issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control"
(including, with correlative meanings, the terms "controlling", "controlled by"
and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting

securities, by agreement or otherwise; provided that beneficial ownership of 10%
or more of the voting securities of a Person shall be deemed to be control.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

          "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted
Subsidiaries taken as a whole shall be governed by the covenant contained in
Section 4.15 and/or the covenant contained in Section 5.01 and not by the covenant contained in Section 4.10), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's
Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (A) that have a fair market value in excess of $20.0 million or (B) for net proceeds in excess of
$20.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the
Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company
or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a
Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii)
a Restricted Payment that is permitted by the covenant contained in Section 4.07 and (iv) a disposition of Cash Equivalents in the ordinary course of business shall not be deemed to be an Asset Sale.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

          "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

          "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

          "Broker-Dealer" has the meaning set forth in the Registration Rights
Agreement.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or

                                        2

other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests
(whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic financial institution to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch
Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii)
and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (i)-(v) above, and
(vii) readily marketable direct obligations issued by any State of the United
States of America or any political subdivision thereof having maturities of not more than one year from the date of acquisition and having one of the two highest rating categories obtainable from either Moody's or S&P.

          "Change of Control" means the occurrence of any of the following: (i)
the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any
"person" (as defined above), other than the Principals and their Related
Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50%
of the Voting Stock of the Company (measured by voting power rather than number of shares) or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

          "Clearstream" means Clearstream Banking, societe anonyme (formerly
Cedelbank).

          "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such
Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated
Net Income, plus (iii) consolidated interest expense of such Person and its
Restricted Subsidiaries for such

                                        3

period, whether paid or accrued and whether or not capitalized (including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv)
depreciation, amortization (including amortization of goodwill, debt issuance costs and other intangibles but excluding amortization of other prepaid cash expenses that were paid in a prior period) and other non-cash expenses
(excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its
Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such
Consolidated Net Income, minus (v) non-cash items (excluding any items that were accrued in the ordinary course of business) increasing such Consolidated Net
Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted
Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a
Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted
Subsidiaries, and (vi) the Net Income of any Restricted Subsidiary shall be calculated after deducting preferred stock dividends payable by such Restricted
Subsidiary to Persons other than the Company and its other Restricted
Subsidiaries.

          "Consolidated Tangible Assets" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, less the total intangible assets of such Person and its Restricted Subsidiaries, as shown on the most recent internal consolidated balance sheet of such Person and such Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such
Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                                        4

          "Convertible Notes Indenture" means the indenture to be entered into with respect to the Convertible Notes among The Bank of New York, as trustee,
Holdings, the Company, as a guarantor, and the other guarantors named therein.

          "Convertible Notes" means the $500,000,000 in aggregate principal amount of Holdings' Convertible Contingent Debt Securities due 2035 to be issued pursuant to the Convertible Notes Indenture in connection with the Titan acquisition.

          "Corporate Trust Office of the Trustee" shall be at the address of the
Trustee specified in Section 12.02 hereof or such other address as to which the
Trustee may give notice to the Company.

          "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original lender or lenders and whether provided under the original Credit Facilities or other credit agreement, indenture or otherwise).

          "December 2003 Indenture" means the indenture, dated as of December
22, 2003, among The Bank of New York, as trustee, the Company and the guarantors party thereto, with respect to the December 2003 Notes.

          "December 2003 Notes" means the $400,000,000 in aggregate principal amount of the Company's 6-1/8% Senior Subordinated Notes due 2014, issued pursuant to the December 2003 Indenture on December 22, 2003.

          "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Article 2 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global
Note Legend and shall not have the "Schedule of Exchanges of Interests in the
Global Note" attached thereto.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this
Indenture, and, thereafter, "Depositary" shall mean or include such successor.

          "Designated Senior Debt" means (i) any Indebtedness outstanding under the Senior Credit Facility and (ii) any other Senior Debt permitted under the
Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt".

                                        5

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a
Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof; and provided further, that if such Capital Stock is issued to any plan for the benefit of employees of the
Company or its Subsidiaries or by any such plan to such employees, such Capital
Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Equity Offering" means any public or private sale of equity securities (excluding Disqualified Stock) of the Company or Holdings, other than any private sales to an Affiliate of the Company or Holdings.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f).

          "Exchange Offer" has the meaning set forth in the Registration Rights
Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

          "Existing Indebtedness" means any Indebtedness of the Company and its
Restricted Subsidiaries (other than Indebtedness under the Senior Credit
Facility and the Notes) in existence on the date of the Indenture, until such amounts are repaid.

          "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such
Person and its Restricted Subsidiaries for such period, whether paid or accrued
(including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers'
acceptance financings, and net

                                        6

payments (if any) pursuant to Hedging Obligations, but excluding amortization of debt issuance costs) and (ii) the consolidated interest of such Person and its
Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such
Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (A) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

          "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed
Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge
Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the
Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the
Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

          "Foreign Subsidiary" means a Restricted Subsidiary of the Company that was not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof or that has not guaranteed or otherwise provided direct credit support for any Indebtedness of the Company.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American
Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on April 30, 1997.

                                        7

          "Global Notes" means, individually and collectively, each of the
Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

          "Global Note Legend" means the legend set forth in Section 2.06(g)(ii)
to be placed on all Global Notes issued under this Indenture.

          "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any
Indebtedness.

          "Guarantors" means each Person listed on the signature page hereto and each Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or interest rates.

          "Holder" means a Person in whose name a Note is registered.

          "Holdings" means L-3 Communications Holdings, Inc., a Delaware corporation.

          "IAI Global Note" means the global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and
deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

          "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.
The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the

                                        8

principal amount thereof, together with any interest thereon that is more than
30 days past due, in the case of any other Indebtedness.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Initial Notes" means $1.0 billion in aggregate principal amount of
Notes issued under this Indenture on the date hereof.

          "Institutional Accredited Investor" means an institution that is an
"accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the
Securities Act.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel, moving and similar loans or advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness,
Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with
GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted
Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such
Subsidiary not sold or disposed of in an amount determined as provided in the last paragraph of the covenant contained in Section 4.07.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a
Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "Lehman Investor" means Lehman Brothers Holdings Inc. and any of its
Affiliates.

          "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Series A Notes for use by such
Holders in connection with the Exchange Offer.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law
(including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                                        9

          "Marketable Securities" means, with respect to any Asset Sale, any readily marketable equity securities that are (i) traded on The New York Stock
Exchange, the American Stock Exchange or the Nasdaq National Market; and (ii)
issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by the Company and any Restricted
Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities; as determined on the date of the contract relating to such Asset Sale.

          "May 2003 Indenture" means the indenture, dated as of May 21, 2003, among The Bank of New York, as trustee, the Company and the guarantors thereto, with respect to the May 2003 Notes.

          "May 2003 Notes" means the $400,000,000 in aggregate principal amount of the Company's 6-1/8% Senior Subordinated Notes due 2013, issued pursuant to the May 2003 Indenture.

          "Moody's" means Moody's Investors Services, Inc.

          "Net Income" means, with respect to any Person, the net income (loss)
of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes thereon, realized in connection with (A) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any
Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any
extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss and (iii) the cumulative effect of a change in accounting principles.

          "Net Proceeds" means the aggregate cash proceeds received by the
Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset
Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the
Company nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is directly or indirectly liable (as a guarantor or otherwise), or (C) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than
Indebtedness incurred under Credit Facilities) of the

                                       10

Company or any of its Restricted Subsidiaries to declare a default on such other
Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the
Company or any of its Restricted Subsidiaries.

          "Non-U.S. Person" means a person who is not a U.S. Person.

          "Note Custodian" means the Trustee, as custodian with respect to the
Notes in global form, or any successor entity thereto.

          "Notes" has the meaning assigned to it in the preamble to this
Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

          "November 2004 Indenture" means the indenture, dated as of November
12, 2004, among The Bank of New York, as trustee, the Company and the guarantors thereto, with respect to the November 2004 Notes.

          "November 2004 Notes" means the $650,000,000 in aggregate principal amount of the Company's 5-7/8% Senior Subordinated Notes due 2015, issued pursuant to the November 2004 Indenture on November 12, 2004.

          "Obligations" means any principal, premium and Additional Interest (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees and other liabilities or amounts payable under the documentation governing any
Indebtedness or in respect thereto.

          "Offering" means the offering of the Notes by the Company.

          "Officer" means, with respect to any Person, the Chairman of the
Board, the Chief Executive Officer, the President, the Chief Operating Officer,
the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the
Controller, the Secretary, any Assistant Secretary or any Vice-President of such
Person.

          "Officers' Certificate" means a certificate signed on behalf of the
Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 12.05 hereof.

          "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company and any Subsidiary of the Company.

                                       11

          "Participant" means, with respect to DTC, Euroclear or Clearstream, a
Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

          "Permitted Investment" means (i) any Investment in the Company or in a
Restricted Subsidiary of the Company; (ii) any Investment in cash or Cash
Equivalents; (iii) any Investment by the Company or any Restricted Subsidiary of
the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted
Subsidiary of the Company; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 or any disposition of assets not constituting an Asset sale; (v) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(vi) advances to employees not to exceed $2.5 million at any one time outstanding; (vii) any Investment acquired in connection with or as a result of a workout or bankruptcy of a customer or supplier; (viii) Hedging Obligations permitted to be incurred under Section 4.09; (ix) any Investment in a Similar
Business that is not a Restricted Subsidiary; provided that the aggregate fair market value of all Investments outstanding pursuant to this clause (ix) (valued on the date each such Investment was made and without giving effect to subsequent changes in value) may not at any one time exceed 10% of the
Consolidated Tangible Assets of the Company; and (x) other Investments in any
Person having an aggregate fair market value (measured on the date each such
Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (x)
that are at the time outstanding, not to exceed the greater of (a) 5% of
Consolidated Tangible Assets of the Company or (b) $100.0 million.

          "Permitted Joint Venture" means any joint venture, partnership or other Person designated by the Board of Directors (until designation by the
Board of Directors to the contrary); provided that (i) at least 25% of the
Capital Stock thereof with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time owned (beneficially or directly) by the Company and/or by one or more Restricted Subsidiaries of the Company and (ii) such joint venture, partnership or other Person is engaged in a Similar Business. Any such designation or designation to the contrary shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "Permitted Junior Securities" means Equity Interests in the Company or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes and the Subsidiary Guarantees are subordinated to Senior Debt pursuant to Article 11 of this Indenture.

          "Permitted Liens" means (i) Liens securing Senior Debt of the Company or any Restricted Subsidiary that was permitted by the terms of this Indenture to be incurred; (ii) Liens in favor of the Company or any Guarantor; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the

                                       12

Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any
Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other assets of the Company or any of its Restricted Subsidiaries; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease
Obligations) permitted by clause (iv) of the second paragraph of Section 4.09 covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of this Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix)
Liens incurred in the ordinary course of business of the Company or any
Restricted Subsidiary of the Company with respect to obligations that do not exceed $50.0 million at any one time outstanding; (x) Liens on assets of
Guarantors to secure Senior Debt of such Guarantors that were permitted by this
Indenture to be incurred; (xi) Liens securing Permitted Refinancing
Indebtedness, provided that any such Lien does not extend to or cover any property, shares or debt other than the property, shares or debt securing the
Indebtedness so refunded, refinanced or extended; (xii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return of money bonds and other obligations of a like nature, in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xiii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; (xiv) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under Hedging Obligations; (xv) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory or regulatory, contractual or warranty requirements of the Company or its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made; and (xvi) Liens securing Indebtedness and related Hedging Obligations of Foreign Subsidiaries that are permitted by the terms of this Indenture to be incurred.

          "Permitted Refinancing Indebtedness" means any Indebtedness of the
Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other
Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such
Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses and prepayment premiums incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness

                                       13

being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted
Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the
Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Permitted Securities" means, with respect to any Asset Sale, Voting
Stock of a Person primarily engaged in one or more Similar Businesses; provided that after giving effect to the Asset Sale such Person shall become a Restricted
Subsidiary and, unless the Asset Sale relates to a Foreign Subsidiary, a
Guarantor (to the extent required by the terms of this Indenture).

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Principals" means any Lehman Investor and Frank C. Lanza.

          "Private Placement Legend" means the legend set forth in Section
2.06(g)(i) to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.

          "Purchase Agreement" means the Purchase Agreement, dated as of July
27, 2005, among the Company, the Guarantors, Lehman Brothers Inc., Banc of
America Securities LLC, Bear Steans & Co. Inc. and Credit Suisse First Boston
LLC, as representatives of the several initial purchasers named therein.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registration Rights Agreement" means the A/B Exchange Registration
Rights Agreement, dated as of the date hereof, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any
Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the
Securities Act.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Regulation S Global Note" means a global Note bearing the Private
Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

                                       14

          "Related Party" with respect to any Principal means (i) any controlling stockholder, 50% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a more than 50%
controlling interest of which consist of such Principal and/or such other
Persons referred to in the immediately preceding clause (i).

          "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

          "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any
successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Definitive Note" means a Definitive Note bearing the
Private Placement Legend.

          "Restricted Global Notes" means the 144A Global Note, the IAI Global
Note and the Regulation S Global Note, each of which shall bear the Private
Placement Legend.

          "Restricted Investment" means an Investment other than a Permitted
Investment.

          "Restricted Period" means the 40-day restricted period as defined in
Regulation S.

          "Restricted Subsidiary" means, with respect to any Person, each
Subsidiary of such Person that is not an Unrestricted Subsidiary.

          "Rule 144" means Rule 144 under the Securities Act.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Rule 903" means Rule 903 under the Securities Act.

          "Rule 904" means Rule 904 under the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Credit Facility" means the amended and restated Credit
Agreement, dated as of the date hereof, as in effect on the date of this
Indenture, among the Company, the lenders party thereto, Bank of America, N.A., as administrative agent, and Lehman Commercial Paper Inc., as syndication agent and documentation agent, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may

                                       15

be amended, modified, supplemented or restated from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or other credit agreements, indentures or otherwise).

          "Senior Debt" means (i) all Indebtedness of the Company or any of its
Restricted Subsidiaries outstanding under Credit Facilities and all Hedging
Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by the Company or any of its Restricted Subsidiaries under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations with respect to the foregoing.
Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) any liability for federal, state, local or other taxes owed or owing by the Company, (ii) any Indebtedness of the Company to any of its Subsidiaries
or other Affiliates, (iii) any trade payables or (iv) any Indebtedness that is incurred in violation of the Indenture. The 2002 Notes, the May 2003 Notes, the
December 2003 Notes, the November 2004 Notes and the obligations of the Company under its guarantee of the Convertible Notes shall be deemed to rank pari passu with the Notes and shall not constitute Senior Debt.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

          "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" within the meaning of Rule 405 under the Securities Act.

          "Similar Business" means a business, a majority of whose revenues in the most recently ended calendar year were derived from (i) the sale of defense products, electronics, communications systems, aerospace products, avionics products and/or communications products, (ii) any services related thereto,
(iii) any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, and
(iv) any combination of any of the foregoing.

          "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such
Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B)
the only general partners of which are such Person or of one or more
Subsidiaries of such Person (or any combination thereof).

                                       16

          "S&P" means Standard and Poor's Corporation.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections
77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under TIA.

          "Transaction Documents" means the Indenture, the Notes, the Purchase
Agreement and the Registration Rights Agreement.

          "Transfer Restricted Securities" means securities that bear or are required to bear the Private Placement Legend set forth in Section 2.06(g)(i)
hereof.

          "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "Unrestricted Global Note" means one or more Global Notes, in the form of Exhibit A attached hereto, that do not and are not required to bear the
Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.

          "Unrestricted Definitive Note" means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.

          "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary: (i) has no
Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted
Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such
Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (v) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the
Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section
4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any
Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted
Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary;
provided that such designation shall be deemed to be an incurrence of
Indebtedness by a Restricted Subsidiary of

                                       17

the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no
Default or Event of Default would be in existence following such designation.

          "U.S. Person" means a U.S. person as defined in Rule 902(k) under the
Securities Act.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of
Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any
Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned" means, when used with respect to any Subsidiary or
Restricted Subsidiary of a Person, a Subsidiary (or Restricted Subsidiary, as
appropriate) of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries (or
Wholly Owned Restricted Subsidiaries, as appropriate) of such Person and one or more Wholly Owned Subsidiaries (or Wholly Owned Restricted Subsidiaries, as
appropriate) of such Person.

Section 1.02 Other Definitions.

                                                                      Defined in
Term                                                                    Section
----                                                                  ----------
"Affiliate Transaction"............................................        4.11
"Asset Sale Offer".................................................        3.09
"Change of Control Offer"..........................................        4.15
"Change of Control Payment"........................................        4.15
"Change of Control Payment Date"...................................        4.15
"Covenant Defeasance"..............................................        8.03
"DTC"..............................................................        2.03
"Event of Default".................................................        6.01
"Excess Proceeds"..................................................        4.10
"Global Note Legend"...............................................        2.06
"incur"............................................................        4.09
"Legal Defeasance".................................................        8.02
"Offer Amount".....................................................        3.09
"Offer Period".....................................................        3.09
"Paying Agent".....................................................        2.03

                                       18

"Payment Blockage Notice" .........................................       11.03
"Permitted Debt" ..................................................        4.09
"Purchase Date"....................................................        3.09
"Registrar"........................................................        2.03
"Restricted Payments"..............................................        4.07
"Series A Notes"...................................................    preamble

Section 1.03 Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means the Company and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                       19

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01 Form and Dating.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may be issued in the form of Definitive Notes or Global Notes, as specified by the Company. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the
Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

          Notes issued in global form shall be substantially in the form of
Exhibit A attached hereto (including the Global Note Legend and the "Schedule of
Exchanges in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the
Global Note Legend and without the "Schedule of Exchanges of Interests in the
Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding
Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global
Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the
Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          The provisions of the "Operating Procedures of the Euroclear System"
and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and
Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to interests in the Regulation S Global Notes that are held by the
Agent Members through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

          Two Officers shall sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                                       20

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Company signed by two
Officers, authenticate the Initial Notes for original issue up to $1.0 billion in aggregate principal amount and, upon receipt of an authentication order in accordance with this Section 2.02, at any time and from time to time thereafter, the Trustee shall authenticate Additional Notes and Exchange Notes for original issue in an aggregate principal amount specified in such authentication order.

          The Trustee may appoint an authenticating agent acceptable to the
Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an
Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The
Registrar shall keep a register of the Notes and of their transfer and exchange.
The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term
"Paying Agent" includes any additional paying agent. The Company may change any
Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this
Indenture. If the Company fails to appoint or maintain another entity as
Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and
Paying Agent and to act as Note Custodian with respect to the Global Notes.

Section 2.04 Paying Agent To Hold Money In Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of
Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying
Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a
Subsidiary) shall have no further liability for the money. If the Company or a
Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any

                                       21

bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five
Business Days before each interest payment date and at such other times as the
Trustee may request in writing, a list in such form and as of such date as the
Trustee may reasonably require of the names and addresses of the Holders of
Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

          (a) Transfer and Exchange of Global Notes. A Global Note may not be
transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the
Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as
Depositary or that it is no longer a clearing agency registered under the
Exchange Act and, in either case, a successor Depositary is not appointed by the
Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.11 hereof. Every Note authenticated and made available for delivery in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to
Section 2.07 or 2.11 hereof, shall be authenticated and made available for delivery in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes.
The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this
Indenture and the procedures of the Depositary therefor. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities
Act. The Trustee shall have no obligation to ascertain the Depositary's compliance with any such restrictions on transfer. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Note.
     Beneficial interests in any Restricted Global Note may be transferred to
     Persons who take delivery

                                       22

     thereof in the form of a beneficial interest in the same Restricted Global
     Note in accordance with the transfer restrictions set forth in the Private
     Placement Legend; provided, however, that prior to the expiration of the
     Restricted Period transfers of beneficial interests in the Regulation S
     Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted
     Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
     Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in
     Global Notes. In connection with all transfers and exchanges of beneficial interests (other than transfers of beneficial interests in a Global Note to
     Persons who take delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the
     Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in the specified Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2)
     instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect
     Participant given to the Depositary in accordance with the Applicable
     Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive
     Note shall be registered to effect the transfer or exchange referred to in
     (1) above. Upon an Exchange Offer by the Company in accordance with Section
     2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section
     2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global
     Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in another Restricted Global Note if the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a
          beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transferee will take delivery in the form of a
          beneficial interest in the Regulation S Global Note, then the transferor must deliver a

                                       23

          certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transferee will take delivery in the form of a
          beneficial interest in the IAI Global Note, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof, (y) to the extent required by item 3(d) of Exhibit B hereto, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any State of the United States and (z) if the transfer is being made to an Institutional Accredited Investor and effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A under the Securities Act,
          Rule 144 under the Securities Act or Rule 904 under the Securities
          Act, a certificate from the transferee in the form of Exhibit D hereto.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted
     Global Note for Beneficial Interests in the Unrestricted Global Note.
     Beneficial interests in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in the Unrestricted Global Note or transferred to Persons who take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note if:

               (A) such exchange or transfer is effected pursuant to the
          Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a
          Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf
          Registration Statement in accordance with the Registration Rights
          Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the
          Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in the Unrestricted Global
               Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                                       24

                    (3) in each such case set forth in this subparagraph (D), an
               Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such beneficial interest is being exchanged or transferred in compliance with any applicable blue sky securities laws of any
               State of the United States.

          If any such transfer is effected pursuant to subparagraph (B) or (D)
above at a time when an Unrestricted Global Note has not yet been issued, the
Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more
Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph
(B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in any Restricted Global Note.

          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (i) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

               (A) if the holder of such beneficial interest in a Restricted
          Global Note proposes to exchange such beneficial interest for a
          Definitive Note, a certificate from such holder in the form of Exhibit
          C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a
          Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certificate to the effect set forth in
          Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to an
          Institutional Accredited Investor in reliance on an exemption from the registration

                                       25

          requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(d)
          thereof, a certificate from the transferee to the effect set forth in
          Exhibit D hereof and, to the extent required by item 3(d) of Exhibit
          B, an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any State of the United States;

               (F) if such beneficial interest is being transferred to the
          Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b)
          thereof; or

               (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Definitive Notes issued in exchange for beneficial interests in a Restricted Global Note pursuant to this Section 2.06(c)
          shall be registered in such names and in such authorized denominations as the holder shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The
          Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Definitive Notes issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement
          Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Notwithstanding 2.06(c)(i), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an
     Unrestricted Definitive Note or may transfer such beneficial interest to a
     Person who takes delivery thereof in the form of an Unrestricted Definitive
     Note only if:

               (A) such exchange or transfer is effected pursuant to the
          Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a
          Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf
          Registration Statement in accordance with the Registration Rights
          Agreement;

                                       26

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the
          Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private
               Placement Legend, a certificate from such holder in the form of
               Exhibit C hereto, including the certifications in item (1)(b)
               thereof;

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement
               Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                    (3) in each such case set forth in this subparagraph (D), an
               Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such beneficial interest in a Restricted Global Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

          (iii) If any holder of a beneficial interest in an Unrestricted Global
     Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the
     Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.
     Definitive Notes issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such names and in such authorized denominations as the holder shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect
     Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Definitive Notes issued in exchange for a beneficial interest pursuant to this section 2.06(c)(iii)
     shall not bear the Private Placement Legend. Beneficial interests in an
     Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement
     Legend.

          (d) Transfer or Exchange of Definitive Notes for Beneficial Interests.

                                       27

          (i) If any Holder of Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

               (A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in a Restricted Global
          Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Definitive Notes are being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Definitive Notes are being transferred to a Non-U.S.
          Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Definitive Notes are being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Definitive Notes are being transferred to an
          Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(d) thereof, a certificate from the transferee to the effect set forth in Exhibit D hereof and, to the extent required by item 3(d)
          of Exhibit B, an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such
          Definitive Notes are being transferred in compliance with any applicable blue sky securities laws of any State of the United States;

               (F) if such Definitive Notes are being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in
          Exhibit B hereto, including the certifications in item (3)(b) thereof;
          or

               (G) if such Definitive Notes are being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

     the Trustee shall cancel the Definitive Notes, increase or cause to be increased the aggregate principal amount of, in the case of clause (A)
     above, the appropriate Restricted

                                       28

     Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (ii) A Holder of Restricted Definitive Notes may exchange such Notes for a beneficial interest in the Unrestricted Global Note or transfer such
     Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Note only if:

               (A) such exchange or transfer is effected pursuant to the
          Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a
          Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf
          Registration Statement in accordance with the Registration Rights
          Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the
          Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Definitive Notes proposes to
               exchange such Notes for a beneficial interest in the Unrestricted
               Global Note, a certificate from such Holder in the form of
               Exhibit C hereto, including the certifications in item (1)(c)
               thereof;

                    (2) if the Holder of such Definitive Notes proposes to
               transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global
               Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                    (3) in each such case set forth in this subparagraph (D), an
               Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any
               State of the United States.

     Upon satisfaction of the conditions of any of the subparagraphs in this
     Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the
     Unrestricted Global Note.

                                       29

          (iii) A Holder of Unrestricted Definitive Notes may exchange such
     Notes for a beneficial interest in the Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in the Unrestricted Global Note. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the
     Unrestricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more
Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs
(ii)(B), (ii)(D) or (iii) above.

          (e) Transfer and Exchange of Definitive Notes. Upon request by a
Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of
Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive
Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

          (i) Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the
          Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1)
          thereof;

               (B) if the transfer will be made pursuant to Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications in item (3) thereof, (y) to the extent required by item 3(d) of Exhibit B hereto, an Opinion of
          Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such beneficial interest is being transferred in compliance with any applicable blue sky securities laws of any State of the United States and (z) if the transfer is being made to an Institutional Accredited
          Investor and effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A under the
          Securities Act, Rule 144 under the Securities Act or Rule 904 under the Securities Act, a certificate from the transferee in the form of
          Exhibit D hereto.

                                       30

          (ii) Restricted Definitive Notes may be exchanged by any Holder thereof for an Unrestricted Definitive Note or transferred to Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

               (A) such exchange or transfer is effected pursuant to the
          Exchange Offer in accordance with the Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a
          Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf
          Registration Statement in accordance with the Registration Rights
          Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the
          Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Notes
               proposes to exchange such Notes for an Unrestricted Definitive
               Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                    (2) if the Holder of such Restricted Definitive Notes
               proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                    (3) in each such case set forth in this subparagraph (D), an
               Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or
               transferred in compliance with any applicable blue sky securities laws of any State of the United States.

          (iii) A Holder of Unrestricted Definitive Notes may transfer such
     Notes to a Person who takes delivery thereof in the form of an Unrestricted
     Definitive Note. Upon receipt of a request for such a transfer, the
     Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt

                                       31

of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the
Restricted Global Notes tendered for acceptance by persons that are not (x)
broker-dealers, (y) Persons participating in the distribution of the Exchange
Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted
Definitive Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g) Legends. The following legends shall appear on the face of all
Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i)  Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global
          Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED
     IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED
     STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE
     SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED
     IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.
     EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE
     SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF
     THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE
     SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF L-3 COMMUNICATIONS
     CORPORATION THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE
     TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS
     A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE
     SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b)
     IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES
     ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION
     MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN
     ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
     SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF L-3 COMMUNICATIONS
     CORPORATION SO REQUESTS), (2) TO L-3 COMMUNICATIONS CORPORATION OR (3)
     PURSUANT TO AN EFFECTIVE REGISTRATION

                                       32

     STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES
     LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION
     AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY
     ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE
     RESTRICTIONS SET FORTH IN (A) ABOVE."

               (B) Notwithstanding the foregoing, any Global Note or Definitive
          Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
          (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE
     GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE
     BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY
     CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS
     MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL
     NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a)
     OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE
     FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS
     GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR
     WRITTEN CONSENT OF THE COMPANY."

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for
Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive
Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the
Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the
Depositary at the direction of the Trustee, to reflect such increase.

          (i) General Provisions Relating to Transfers and Exchanges.

                                       33

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and
     Definitive Notes upon the Company's order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any
     registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.15 and 9.05 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the
     Person in whose name any Note is registered as the absolute owner of such
     Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (viii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any
     Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                                       34

Section 2.07 Replacement Notes.

          If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the
Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the
Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the
Trustee in accordance with the provisions hereof, and those described in this
Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the
Company holds the Note.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an
Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such
Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

          In determining whether the Holders of the required principal amount of
Notes have concurred in any direction, waiver or consent, Notes owned by the
Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the
Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

                                       35

Section 2.10 Temporary Notes.

          Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the
Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the
Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary
Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any
Notes surrendered to them for registration of transfer, exchange or payment. The
Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are
Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the
Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP Numbers.

          The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the
Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                       36

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an
Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed.

          If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate;
provided that no Notes of $100,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new
Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of
Notes selected shall be in amounts of $100,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice Of Redemption.

          Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose
Notes are to be redeemed at its registered address.

          The notice shall identify the Notes to be redeemed (including CUSIP
Numbers, if any) and shall state:

          (a) the redemption date;

                                       37

          (b) the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d) the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying
     Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the
Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect Of Notice Of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit Of Redemption Price.

          Prior to 11:00 a.m. on the Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the
Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of

                                       38

the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed In Part.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07 Optional Redemption.

          (a) Except as set forth in clause (b) of this Section 3.7, the Notes shall not be redeemable at the Company's option prior to October 15, 2010.
Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year                                Percentage
----                                ----------
2010.............................    103.188%
2011.............................    102.125%
2012.............................    101.063%
2013 and thereafter..............    100.000%

          (b) Notwithstanding the foregoing clause (a), before October 15, 2008, the Company may on any one or more occasions redeem up to an aggregate of 35% of the Notes originally issued at a redemption price of 106.375% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company or the net cash proceeds of one or more
Equity Offerings by Holdings that are contributed to the Company as common equity capital; provided that at least 65% of the Notes originally issued remain outstanding immediately after the occurrence of each such redemption; and
provided, further, that any such redemption must occur within 120 days of the date of the closing of such Equity Offering.

Section 3.08 Mandatory Redemption.

          Except as set forth under Sections 4.10 and 4.15, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                       39

Section 3.09 Offer To Purchase By Application Of Excess Proceeds.

          In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset
Sale Offer"), it shall follow the procedures specified below.

          The Asset Sale Offer shall remain open for a period of 20 Business
Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase
Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset
Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to
Holders who tender Notes pursuant to the Asset Sale Offer.

          Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale
Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a) that the Asset Sale Offer is being made pursuant to this Section
     3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

          (b) the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

          (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

          (e) that Holders electing to have a Note purchased pursuant to an
     Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

          (f) that Holders electing to have a Note purchased pursuant to any
     Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                                       40

          (g) that Holders shall be entitled to withdraw their election if the
     Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the
     Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (h) that, if the aggregate principal amount of Notes surrendered by
     Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $100,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and

          (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the
Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale
Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such
Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying
Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase
Date.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of
Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01 Payment Of Notes.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the
Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the
Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all
Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                                       41

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and
Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance Of Office Or Agency.

          The Company shall maintain in the Borough of Manhattan, The City of
New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust
Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the
Company of its obligation to maintain an office or agency in the Borough of
Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the
Trustee as one such office or agency of the Company in accordance with Section
2.03.

Section 4.03 Reports.

          Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall file with the SEC (and provide the Trustee and Holders with copies thereof), without cost to each Holder, within 15 days after it files them with the SEC:

          (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form);

                                       42

          (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form); and

          (d) any other information, documents and other reports which the
     Company would be required to file with the SEC if it were subject to
     Section 13 or 15(d) of the Exchange Act; provided, however, the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Company would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange
     Act.

          Subject to the provisions of Article 7, delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder
(as to which the Trustee is entitled to rely exclusively on Officers'
Certificates).

Section 4.04 Compliance Certificate.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or
Event of Default shall have occurred, describing all such Defaults or Events of
Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the
American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                                       43

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, as soon as possible and in any event within five
Business Days after any Officer becoming aware of any Default or Event of
Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws

          The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and, to the extent that it may lawfully do so, the Company and each of the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

          The Company shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its
Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted
Subsidiaries' Equity Interests in their capacity as such (other than (A)
dividends or distributions payable in Equity Interests (other than Disqualified
Stock) of the Company or (B) dividends or distributions by a Restricted
Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted
Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a
Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities); (ii) purchase, redeem or otherwise acquire or retire for value
(including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any
Indebtedness that is subordinated to the Notes except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                                       44

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of
     Section 4.09; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted
     Subsidiaries since April 30, 1997 (excluding Restricted Payments permitted by clauses (ii) through (viii) of the next succeeding paragraph or of the kind contemplated by such clauses that were made prior to the date of this
     Indenture), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 1,
     1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such
     Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since April 30, 1997 as a contribution to its common equity capital or from the issue or sale of
     Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests
     (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after April 30,
     1997 is sold for cash or otherwise liquidated or repaid for cash, the amount of cash received in connection therewith (or from the sale of
     Marketable Securities received in connection therewith), plus (iv) to the extent not already included in such Consolidated Net Income of the Company for such period and without duplication, (A) 100% of the aggregate amount of cash received as a dividend from an Unrestricted Subsidiary, (B) 100% of the cash received upon the sale of Marketable Securities received as a dividend from an Unrestricted Subsidiary, and (C) 100% of the net assets of any Unrestricted Subsidiary on the date that it becomes a Restricted
     Subsidiary.

          The foregoing provisions shall not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this
Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause
(c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness (other than intercompany
Indebtedness) in exchange for, or with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness; (iv) the repurchase, retirement or other acquisition or retirement for

                                       45

value of common Equity Interests of the Company or Holdings held by any future, present or former employee, director or consultant of the Company or any
Subsidiary or Holdings issued pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement;
provided, however, that the aggregate amount of Restricted Payments made under this clause (iv) does not exceed $15.0 million in any calendar year and provided further that cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company shall not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture; (v) repurchases of Equity Interests deemed to occur upon exercise of stock options upon surrender of Equity Interests to pay the exercise price of such options; (vi) payments to Holdings (A) in amounts equal to the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence and provide for other operating costs of up to $5.0 million per fiscal year and (B) in amounts equal to amounts required for Holdings to pay federal, state and local income taxes to the extent such income taxes are actually due and owing; provided that the aggregate amount paid under this clause (B) does not exceed the amount that the Company would be required to pay in respect of the income of the Company and its Subsidiaries if the Company were a stand alone entity that was not owned by Holdings; (vii)
dividends paid to Holdings in amounts equal to amounts required for Holdings to pay interest and/or principal on Indebtedness that has been guaranteed by, or is otherwise considered Indebtedness of, the Company; and (viii) other Restricted
Payments in an aggregate amount since May 22, 1998 not to exceed $100.0 million.

          The Board of Directors of the Company may designate any Restricted
Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding
Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted
Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such
Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.
The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee.

Section 4.08 Dividend And Other Payment Restrictions Affecting Restricted
Subsidiaries.

          The Company shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any
Restricted Subsidiary to (i)(A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its

                                       46

Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the
preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of (A) the provisions of security agreements that restrict the transfer of assets that are subject to a Lien created by such security agreements, (B) the provisions of agreements governing Indebtedness incurred pursuant to clause (v) of the second paragraph of Section 4.09, (C) the Senior
Credit Facility, this Indenture, the Notes, the Exchange Notes, the 2002 Notes,
the 2002 Indenture, the May 2003 Notes, the May 2003 Indenture, the December
2003 Notes, the December 2003 Indenture, the November 2004 Notes and the
November 2004 Indenture, (D) applicable law, (E) any instrument governing
Indebtedness or Capital Stock of a Person acquired by the Company or any of its
Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any
Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of
Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (F) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (G) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in this clause (iii) of the preceding paragraph, (H) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such
Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (I) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (J) agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to 4.09 and
4.12 that limit the right of the debtor to dispose of the assets securing such
Indebtedness, (K) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (L)
customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, (M) any encumbrance or restriction with respect to a Foreign Subsidiary pursuant to any agreement relating to Indebtedness Incurred by such Foreign Subsidiary; provided that such
Indebtedness was permitted by the terms of the Indenture to be incurred, or (N)
any encumbrances or restrictions of the type referred to in clauses (i), (ii)
and (iii) of the first paragraph under this covenant imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (M) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, no more restrictive, taken as a whole, than those contained in such contract, instrument or obligation prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

                                       47

Section 4.09 Incurrence of Indebtedness and Issuance Of Preferred Stock.

          The Company shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt) and that the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue shares of preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

          The provisions of the first paragraph of this Section 4.09 shall not apply to the incurrence of any of the following items of Indebtedness
(collectively, "Permitted Debt"):

          (i) the incurrence by the Company of additional Indebtedness under
     Credit Facilities (and the guarantee thereof by the Guarantors) in an aggregate principal amount outstanding pursuant to this clause (i) at any one time (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted
     Subsidiaries thereunder), including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other
     Indebtedness incurred pursuant to this clause (i), not to exceed $2,000.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to repay any such Indebtedness pursuant to Section 4.10;

          (ii) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (iii) the incurrence by the Company and the Guarantors of $1.0 billion in aggregate principal amount of each of the Notes and the Exchange Notes and the Subsidiary Guarantees thereof;

          (iv) the incurrence by the Company or any of its Restricted
     Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iv), not to exceed 5% of the Consolidated
     Tangible Assets of the Company at any time outstanding;

                                       48

          (v) the incurrence by the Company or any of its Restricted
     Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Restricted
     Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Restricted Subsidiaries;
     and provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding
     Indebtedness incurred pursuant to this clause (v), does not exceed $250.0 million;

          (vi) the incurrence by the Company or any of its Restricted
     Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace,
     Indebtedness that was permitted by this Indenture to be incurred (other than intercompany Indebtedness or Indebtedness incurred pursuant to clause
     (i) above);

          (vii) Indebtedness incurred by the Company or any of its Restricted
     Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers'
     compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;
     provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

          (viii) Indebtedness arising from agreements of the Company or a
     Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted
     Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause
     (A)) and (B) the maximum assumable liability in respect of all such
     Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (ix) the incurrence by the Company or any of its Restricted
     Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (A) if the
     Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and (B)(1) any subsequent issuance or transfer of
     Equity Interests that results in any such Indebtedness being held by a
     Person other than the Company or one of its Restricted Subsidiaries and (2)
     any sale or other transfer of any such Indebtedness to a Person that is not either the Company or one of its

                                       49

     Restricted Subsidiaries shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted
     Subsidiary, as the case may be;

          (x) the incurrence by the Company or any Restricted Subsidiary of
     Hedging Obligations that are incurred for the purpose of (A) fixing, hedging or capping interest rate risk with respect to any floating rate
     Indebtedness that is permitted by the terms of this Indenture to be outstanding or (B) protecting the Company and its Restricted Subsidiaries against changes in currency exchange rates;

          (xi) the guarantee by the Company or any of the Guarantors of
     Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09;

          (xii) the incurrence by the Company's Unrestricted Subsidiaries of
     Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted
     Subsidiary of the Company that was not permitted by this clause (xii), and the issuance of preferred stock by Unrestricted Subsidiaries;

          (xiii) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted
     Subsidiaries in the ordinary course of business;

          (xiv) the incurrence by the Company or any of its Restricted
     Subsidiaries of additional Indebtedness in an aggregate principal amount
     (or accreted value, as applicable) at any time outstanding, including all
     Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xiv), not to exceed $200.0 million; and

          (xv) the incurrence by Foreign Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness then outstanding incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (xv), not to exceed the greater of (a) 5%
     of such Foreign Subsidiaries' Consolidated Tangible Assets or (b) $250.0
     million.

          For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xv) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify, or later reclassify, such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of
Indebtedness for purposes of this Section 4.09.

                                       50

Section 4.10 Asset Sales.

          The Company shall not, and shall not permit any of its Restricted
Subsidiaries to, consummate an Asset Sale unless (i) the Company or the
Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by an
Officers' Certificate delivered to the Trustee which will include a resolution of the Board of Directors with respect to such fair market value in the event such Asset Sale involves aggregate consideration in excess of $50.0 million) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii)
at least 75% of the consideration therefor received by the Company or such
Restricted Subsidiary, as the case may be, consists of cash, Cash Equivalents and/or Marketable Securities; provided, however, that (A) the amount of any
Senior Debt of the Company or such Restricted Subsidiary that is assumed by the transferee in any such transaction and (B) any consideration received by the
Company or such Restricted Subsidiary, as the case may be, that consists of (1)
all or substantially all of the assets of one or more Similar Businesses, (2)
other long-term assets that are used or useful in one or more Similar Businesses and (3) Permitted Securities shall be deemed to be cash for purposes of this provision.

          Within 365 days after the receipt of any Net Proceeds from an Asset
Sale, the Company may apply such Net Proceeds, at its option, (i) to repay
Indebtedness under a Credit Facility, (ii) to the acquisition of Permitted
Securities, (iii) to the acquisition of all or substantially all of the assets of one or more Similar Businesses, (iv) to the making of a capital expenditure or (v) to the acquisition of other long-term assets in a Similar Business.
Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under a Credit Facility or otherwise invest such
Net Proceeds in any manner that is not prohibited by this Indenture. Any Net
Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess
Proceeds". When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to all Holders of the Notes (an
"Asset Sale Offer") and any other Indebtedness that ranks pari passu with the
Notes (including, without limitation, the 2002 Notes, the May 2003 Notes, the
December 2003 Notes and the November 2004 Notes) that, by its terms, requires the Company to offer to repurchase such Indebtedness with such Excess Proceeds to purchase the maximum principal amount of Notes and pari passu Indebtedness that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate amount of Notes or pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any Excess Proceeds for
general corporate purposes. If the aggregate principal amount of Notes or pari passu Indebtedness surrendered by Holders thereof exceeds the amount of Excess
Proceeds in an Asset Sale Offer, the Company shall repurchase such Indebtedness on a pro rata basis and the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess
Proceeds shall be reset at zero.

                                       51

Section 4.11 Transactions With Affiliates.

          The Company shall not, and shall not permit any of its Restricted
Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the
Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted
Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(A) with respect to any Affiliate Transaction or series of related Affiliate
Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (B) with respect to any
Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

          The foregoing provisions shall not prohibit: (i) any employment or indemnity agreement entered into by the Company or any of its Restricted
Subsidiaries in the ordinary course of business; (ii) any transaction with a
Lehman Investor; (iii) any transaction between or among the Company and/or its
Restricted Subsidiaries; (iv) transactions between the Company or any of its
Restricted Subsidiaries, on the one hand, and a Permitted Joint Venture, on the other hand, on terms that are not materially less favorable to the Company or the applicable Restricted Subsidiary of the Company than those that could have been obtained from an unaffiliated third party; provided that (A) in the case of any such transaction or series of related transactions pursuant to this clause
(iv) involving aggregate consideration in excess of $10.0 million but less than
$50.0 million, such transaction or series of transactions (or the agreement pursuant to which the transactions were executed) was approved by the Company's
Chief Executive Officer or Chief Financial Officer and (B) in the case of any such transaction or series of related transactions pursuant to this clause (iv)
involving aggregate consideration equal to or in excess of $50.0 million, such transaction or series of related transactions (or the agreement pursuant to which the transactions were executed) was approved by a majority of the disinterested members of the Board of Directors; (v) any transaction pursuant to and in accordance with the provisions of the Transaction Documents as the same are in effect on the date of this Indenture; and (vi) any Restricted Payment that is permitted by the provisions of Section 4.07.

Section 4.12 Liens.

          The Company shall not, and shall not permit any of its Restricted
Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless all payments due under this
Indenture and the Notes are secured on an equal and ratable basis with the
Obligations so secured until such time as such Obligations are no longer secured by a Lien.

                                       52

Section 4.13 Future Subsidiary Guarantees.

          If the Company or any of its Subsidiaries shall acquire or create a
Subsidiary (other than a Foreign Subsidiary or an Unrestricted Subsidiary) after the date of this Indenture, and such Subsidiary guarantees any other
Indebtedness of the Company or any of its Restricted Subsidiaries, then such
Subsidiary shall execute a Subsidiary Guarantee, in the form of the Supplemental
Indenture attached hereto as Exhibit E, and the Form of Notation on Senior
Subordinated Note, attached hereto as Exhibit F, and deliver an opinion of counsel as to the validity of such Subsidiary Guarantee, in accordance with the terms of this Indenture. The Subsidiary Guarantee of each Guarantor will rank pari passu with the guarantees of the 2002 Notes, the May 2003 Notes, the
December 2003 Notes, the November 2004 Notes and the Convertible Notes and will be subordinated to the prior payment in full of all Senior Debt of such
Guarantor, which would include the guarantees of amounts borrowed under the
Senior Credit Facility. The obligations of each Guarantor under its Subsidiary
Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law.

          No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (except the Company or another Guarantor) unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger
(if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and this
Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company (A) would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional
Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
Section 4.09 or (B) would have a pro forma Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio for the same four-quarter period without giving pro forma effect to such transaction.

          Notwithstanding the foregoing clause (iii), (i) any Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to another Guarantor and (ii) any Guarantor may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating such Guarantor in another
State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

          In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor
(in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the
Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of Section 4.10 (it being understood that only such portion of the Net Proceeds as is required to be applied on or before the date of such sale or other

                                       53

disposition in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time).

          The foregoing notwithstanding, a Subsidiary Guarantor will be automatically and unconditionally released and discharged from all of its obligations under this Indenture and its Subsidiary Guarantee if (a) such
Subsidiary is released from its Guarantees of, and all pledges and security interests granted in connection with, all other Indebtedness of the Company or any of their Restricted Subsidiaries or (b) the Company designates such
Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.

Section 4.14 Corporate Existence.

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer To Repurchase Upon Change Of Control.

          (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $100,000 or an integral multiple of $1,000 in excess thereof) of such
Holder's Notes pursuant to the offer described below (the "Change of Control
Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each
Holder describing the transaction or transactions that constitute the Change of
Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"). Such notice, which shall govern the terms of the Change of Control offer, shall state: (i)
that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (ii) the purchase price and the purchase date; (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of
Control Payment, all Notes accepted for payment pursuant to the Change of
Control Offer shall cease to accrue interest after the Change of Control Payment
Date; (v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled
"Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(vi) that Holders will be entitled to withdraw their election if the Paying
Agent

                                       54

receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $100,000 in principal amount or an integral multiple of $1,000 in excess thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a
Change of Control.

          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying
Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $100,000 or an integral multiple of $1,000 in excess thereof. Prior to mailing a Change of Control Offer, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or offer to repay all Senior Debt and terminate all commitments thereunder of each lender who has accepted such offer or obtain the requisite consents, if any, under all agreements governing outstanding Senior
Debt to permit the repurchase of Notes required by this Section 4.15. The
Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Section 4.16 Anti-Layering; Subordination of Subsidiary Guarantees.

          The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes. No Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of a Guarantor and senior in any respect in right of payment to any of the Subsidiary Guarantees. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated or junior in right of payment to any other Indebtedness solely by virtue of being unsecured.

Section 4.17 Payments For Consent.

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this
Indenture or the Notes unless such consideration is offered to be paid or is paid

                                       55

to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18 Changes in Covenants when Notes Rated Investment Grade.

          If on any date following the date of this Indenture: (i) the Notes are rated Baa3 or better by Moody's and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the
Company, the equivalent investment grade credit rating from any other
"nationally recognized statistical rating organization" within the meaning of
Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Company as a replacement agency) and (ii) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and subject to the provisions of the following paragraph, the provisions and covenants contained in Sections
4.07, 4.08, 4.09, 4.10, 4.11 and 4.17 hereof, clauses (iii)(A) and (B) of the third paragraph of Section 4.13 hereof and clauses (iv)(A) and (B) of the first paragraph of Section 5.01 hereof will no longer be in effect.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01 Merger, Consolidation, Or Sale Of Assets.

          The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the
Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the
Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;
(iii) immediately after such transaction no Default or Event of Default exists;
and (iv) except in the case of a merger of the Company with or into a Wholly
Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such transaction either: (A) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage
Ratio test set forth in the first paragraph of Section 4.09 or (B) would have a pro forma Fixed Charge Coverage Ratio that is greater than the actual Fixed
Charge Coverage Ratio for the same four-quarter period without giving pro forma effect to such transaction.

          Notwithstanding clause (iv) in the immediately foregoing paragraph,
(i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and

                                       56

assets to the Company; and (ii) the Company may merge with an Affiliate that has no significant assets or liabilities and was incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not
increased thereby.

Section 5.02 Successor Corporation Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

Section 5.03 Delivery of Officers' Certificate and Opinion of Counsel

          The Company shall deliver to the Trustee an Officers' Certificate and
Opinion of Counsel stating that any such consolidation, merger or sale complies with the conditions set forth in this Article 5.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

          An "Event of Default" occurs if:

          (a) the Company defaults in the payment when due of interest on, or
     Additional Interest, if any, with respect to, the Notes and such default continues for a period of 30 days (whether or not prohibited by the subordination provisions of this Indenture);

          (b) the Company defaults in the payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of this Indenture);

          (c) the Company fails to comply with any of the provisions of Section
     4.10, 4.15, or 5.01 hereof;

          (d) the Company fails to observe or perform any other covenant or other agreement in this Indenture or the Notes for 60 days after notice to the Company by the

                                       57

     Trustee or the Holders of at least 25% in aggregate principal amount of the
     Notes then outstanding;

          (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any
     Indebtedness for money borrowed by the Company or any of its Restricted
     Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness, the maturity of which has been so accelerated, aggregates $50.0 million or more;

          (f) the Company or any of its Restricted Subsidiaries is subject to a final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (g) the Company or any of its Significant Subsidiaries or any group of
     Subsidiaries that, taken as a whole, would constitute a Significant
     Subsidiary pursuant to or within the meaning of Bankruptcy Law:

               (i) commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case,

               (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors,
          or

               (v) generally is not paying its debts as they become due;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any of its Significant
          Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

               (ii) appoints a custodian of the Company or any of its
          Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its
          Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                                       58

               (iii) orders the liquidation of the Company or any of its
          Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

          and the order or decree remains unstayed and in effect for 60 consecutive days; or

               (i) except as permitted herein, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid.

          The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

Section 6.02 Acceleration.

          If any Event of Default occurs and is continuing, the Trustee or the
Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, however, that so long as any Designated Senior Debt is outstanding, such declaration shall not become effective until the earlier of (i) the day which is five Business Days after receipt by the Representatives of Designated Senior Debt of such notice of acceleration or (ii) the date of acceleration of any Designated Senior Debt.
Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any
Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.
Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

Section 6.03 Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                                       59

Section 6.04 Waiver of Past Defaults.

          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on, the Notes including in connection with an offer to purchase; provided, however, that the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any
Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control By Majority.

          Holders of a majority in principal amount of the then outstanding
Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation On Suits.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another
Holder of a Note or to obtain a preference or priority over another Holder of a
Note.

                                       60

Section 6.07 Rights of Holders of Notes to Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional
Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs Of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the
Holders of the Notes allowed in any judicial proceedings relative to the Company
(or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the
Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                                       61

          First: to the Trustee, its agents and attorneys for amounts due under
     Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional
     Interest, if any, and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to
Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this
Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.
This Section does not apply to a suit by the Trustee, a suit by a Holder of a
Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01 Duties Of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's affairs.

          (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this
     Indenture against the Trustee; and

          (ii) in the absence of bad faith or negligence on its part, the
     Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the

                                       62

     Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture
     (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this
     Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights Of Trustee.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The
Trustee need not investigate any fact or matter stated in such document.

          (b) Before the Trustee acts or refrains from acting, it may require an
Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                                       63

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (h) The Trustee shall not be deemed to have notice of any Default or
Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee,
and such notice references the Notes and this Indenture.

          (i) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

          (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          (k) The Trustee may request that the Company deliver an Officers'
Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an
Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered send not superseded.

          (l) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

                                       64

Section 7.03 Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any
Affiliate of the Company with the same rights it would have if it were not
Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee's Disclaimers.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this
Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this
Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the
Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the
Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders of
Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d).
The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The
Trustee's compensation shall not be limited by any law on

                                       65

compensation of a trustee of an express trust. The Company shall reimburse the
Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee or any predecessor Trustee against any and all losses, liabilities or expenses, including taxes (except for taxes based upon the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this
Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim
(whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the
Company promptly of any claim for which it may seek indemnity. Failure by the
Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

          When the Trustee incurs expenses or renders services after an Event of
Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any
Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2)
to the extent applicable.

Section 7.08 Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor
Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the
Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a custodian or public officer takes charge of the Trustee or its property; or

                                       66

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor
Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, Etc.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor
Trustee.

Section 7.10 Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to
TIA Section 310(b).

                                       67

Section 7.11 Preferential Collection of Claims Against Company.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal
Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium and Additional Interest, if any, and interest on such
Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Sections 2.06, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this
Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15
and 4.16 and Article 5 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant
Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other

                                       68

purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(f)
hereof shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable
     Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Additional
     Interest, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United
     States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue
     Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal
     Defeasance had not occurred;

          (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United
     States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                                       69

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of
     Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this
     Article 8 concurrently with such incurrence) or insofar as Sections 6.01(g)
     or 6.01(h) hereof is concerned, at any time in the period ending on the
     91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an opinion of counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Trustee an Officers'
     Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (h) the Company shall have delivered to the Trustee an Officers'
     Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant
     Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be held in Trust;
Other Miscellaneous Provisions.

          Subject to Section 8.06 hereof, all money and non-callable Government
Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the
"Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the
Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable
Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article 8 to the contrary notwithstanding, the
Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the

                                       70

opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and
Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium and Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the
Holder of such Note shall thereafter, as a secured creditor, look only to the
Company for payment thereof, and all liability of the Trustee or such Paying
Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The
Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the
Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

          Notwithstanding Section 9.02 of this Indenture, the Company and the
Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

          (a) to cure any ambiguity, defect or inconsistency;

                                       71

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to provide for the assumption of the Company's obligations to the
     Holders of the Notes in the case of a merger or consolidation pursuant to
     Article 5 hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (f) to conform the text of this Indenture or the Notes to any provision of the "Description of the Notes" section of the Company's
     Offering Memorandum, dated July 27, 2005, related to the initial offering of the Notes, to the extent that such provision in that "Description of the
     Notes" section was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees or the Notes.

          Upon the request of the Company accompanied by a resolution of its
Board of Directors authorizing the execution of any such amended or supplemental
Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this
Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

          Except as provided below in this Section 9.02, the Company and the
Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and
4.15 hereof) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of
Default in the payment of the principal of, premium, if any, or interest on the
Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          Upon the request of the Company accompanied by a resolution of its
Board of Directors authorizing the execution of any such amended or supplemental
Indenture, and upon the filing with the Trustee of evidence satisfactory to the
Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's

                                       72

own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain
Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 180 days after such record date, any such consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental
Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this
Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting
Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 4.10 and 4.15 hereof;

          (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (d) waive a Default or Event of Default in the payment of principal of, or premium and Additional Interest, if any, or interest on the Notes
     (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding
     Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any Note payable in money other than that stated in the
     Notes;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium and Additional Interest, if any, or interest on the Notes;

                                       73

          (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 and 4.15 hereof); or

          (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

Section 9.03 Compliance with Trust Indenture Act.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a
Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, Etc.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.
The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of
Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                       74

                                   ARTICLE 10.
                              SUBSIDIARY GUARANTEES

Section 10.01 Agreement to Guarantee.

          Each of the Guarantors hereby agrees as follows:

          (a) Such Guarantor, jointly and severally with all other Guarantors, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee its successors and assigns, regardless of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, that:

          (i) the principal of, premium, interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, interest and Additional Interest, if any, on the Notes, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee thereunder or under this Indenture will be promptly paid in full, all in accordance with the terms thereof; and

          (ii) in case of any extension of time for payment or renewal of any
     Notes or any of such other Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          (b) Notwithstanding the foregoing, in the event that this Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the
Guarantors under this Indenture shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

Section 10.02 Execution and Delivery of Subsidiary Guarantees.

          (a) To evidence its Subsidiary Guarantees set forth in this Indenture, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit F to this Indenture shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee on or after the date hereof.

          (b) Notwithstanding the foregoing, each Guarantor hereby agrees that its Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such
Guarantee.

          (c) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          (d) The delivery of any Note by the Trustee, after the authentication thereof under this Indenture, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

                                       75

          (e) Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          (f) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee made pursuant to this Indenture will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

          (g) If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or such
Guarantor, any amount paid by either to the Trustee or such Holder, the
Guarantee made pursuant to this Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (h) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand:

          (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of this Indenture for the purposes of the Guarantee made pursuant to this Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and

          (ii) in the event of any declaration of acceleration of such
     Obligations as provided in Article 6 of this Indenture, such Obligations
     (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee made pursuant to this
     Indenture.

          (i) Each Guarantor shall have the right to seek contribution from any other non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Guarantee made pursuant to this Indenture.

Section 10.03 Guarantors May Consolidate, Etc. on Certain Terms.

          (a) Except as set forth in Articles 4 and 5 of this Indenture, nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of any Guarantor with or into the Company or any other Guarantor or shall prevent any transfer, sale or conveyance of the property of any Guarantor as an entirety or substantially as an entirety, to the Company or any other Guarantor.

                                       76

          (b) Except as set forth in Articles 4 and 5 of this Indenture, nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of any Guarantor with or into a corporation or corporations other than the Company or any other Guarantor (in each case, whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of any Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company or any other Guarantor (in each case, whether or not affiliated with the Guarantor)
authorized to acquire and operate the same; provided, however, that each
Guarantor hereby covenants and agrees that (i) subject to this Indenture, upon any such consolidation, merger, sale or conveyance, the due and punctual performance and observance of all of the covenants and conditions of this
Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that such Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which such Guarantor shall have been merged, or by the corporation which shall have acquired such property and (ii) immediately after giving effect to such consolidation, merger, sale or conveyance no Default or Event of Default exists.

          (c) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee made pursuant to this Indenture and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as one of the Guarantors. Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon the Notes issuable under this Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Section 10.04 Releases.

          (a) Concurrently with any sale of assets (including, if applicable, all of the Capital Stock of a Guarantor), all Liens, if any, in favor of the
Trustee in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 of this Indenture (it being understood that only such portion of the Net Proceeds as is required to be applied on or before the date of such sale or other disposition in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time). If the assets sold in such sale or other disposition include all or substantially all of the assets of a Guarantor or all of the Capital Stock of a
Guarantor, then the Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) or the Person acquiring the property
(in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released from and relieved of its obligations under this Indenture and its Guarantee made pursuant hereto; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 of this Indenture
(it being understood that only

                                       77

such portion of the Net Proceeds as is required to be applied on or before the date of such sale or other disposition in accordance with the terms of this
Indenture needs to be applied in accordance therewith at such time). Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such sale or other disposition was made by the Company or the Guarantor, as the case may be, in accordance with the provisions of this Indenture, including, without limitation, Section 4.10 of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of the
Guarantor from its obligations under this Indenture and its Guarantee made pursuant hereto. If the Guarantor is not released from its obligations under its
Guarantee, it shall remain liable for the full amount of principal of and interest and Additional Interest, if any, on the Notes and for the other obligations of such Guarantor under this Indenture.

          (b) Upon the designation of a Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture or upon the release of a
Guarantor from its Guarantees of, and all pledges and security interests granted in connection with, all other Indebtedness of the Company or any of their
Restricted Subsidiaries, such Guarantor shall be released and relieved of its obligations under this Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such designation of such Guarantor as an Unrestricted Subsidiary was made by the
Company in accordance with the provisions of this Indenture, including without limitation Section 4.07 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Guarantee. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this
Indenture as provided in this Article 10.

          (c) Each Guarantor shall be released and relieved of its obligations under this Indenture in accordance with, and subject to, Section 4.18 hereof.

Section 10.05 No Recourse Against Others.

          No past, present or future director, officer, employee, incorporator, stockholder or agent of any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or any Subsidiary of the Company under the Notes, any Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

Section 10.06 Subordination of Subsidiary Guarantees

          The Guarantee of each Guarantor shall be subordinated to the prior payment in full of all Senior Debt of that Guarantor (in the same manner and to the same extent that the Notes are subordinated to Senior Debt), which shall include all guarantees of Senior Debt.

                                       78

                                   ARTICLE 11.
                                  SUBORDINATION

Section 11.01 Agreement to Subordinate.

          The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

Section 11.02 Liquidation; Dissolution; Bankruptcy.

          Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or in any marshalling of the
Company's assets and liabilities, the holders of Senior Debt shall be entitled to receive payment in full in cash of all Obligations due in respect of such
Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim in any such proceeding) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full in cash, any distribution to which the
Holders of Notes would be entitled shall be made to the holders of Senior Debt
(except, in each case, that Holders of Notes may receive Permitted Junior
Securities and payments made from the trust described under Article 8).

Section 11.03 Default on Designated Senior Debt.

          The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (i) securities that are subordinated to at least the same extent as the
Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior
Debt and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other
Obligations with respect to the Senior Debt have been paid in full if:

          (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing; or

          (ii) a default, other than a payment default, on Designated Senior
     Debt occurs and is continuing that then permits holders of the Designated
     Senior Debt as to which such default relates to accelerate its maturity (or that would permit such holders to accelerate with the giving of notice or the passage of time or both) and the Trustee receives a notice of the default (a "Payment Blockage Notice") from the Company or a Representative with respect to such Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (i) at least 360 days shall have elapsed since the effectiveness of the immediately prior
     Payment Blockage Notice and

                                       79

     (ii) all scheduled payments of principal, premium and Additional Interest, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived or cured for a period of not less than 90 days.

          The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

          (i) the date upon which the default is cured or waived, or

          (ii) in the case of a default referred to in Section 11.03(ii) hereof,
     179 days pass after the date on which the applicable Payment Blockage
     Notice is received if the maturity of such Designated Senior Debt has not been accelerated,

if this Article otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Section 11.04 Acceleration of Securities.

          If payment of the Securities is accelerated because of an Event of
Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

Section 11.05 When Distribution Must Be Paid Over.

          In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such
Holder, as applicable, has actual knowledge that such payment is prohibited by
Article 11 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior
Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the
Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the
Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 11, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

                                       80

Section 11.06 Notice by Company.

          The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 11, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 11.

          The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt
(or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as holder of Senior Debt to participate in any payment or distribution pursuant to this
Article 11, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such evidence is not furnish, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this
Indenture pending judicial determination as to the rights of such person to receive such payment.

Section 11.07 Subrogation.

          After all Senior Debt is paid in full in cash and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior
Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 11 to holders of
Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

Section 11.08 Relative Rights.

          This Article 11 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

          (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

          (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt;
     or

          (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

          If the Company fails because of this Article 11 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of
Default.

                                       81

Section 11.09 Subordination May Not Be Impaired by Company.

          No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any
Holder to comply with this Indenture.

Section 11.10 Distribution or Notice to Representative.

          Whenever a distribution is to be made or a notice given to holders of
Senior Debt, the distribution may be made and the notice given to their
Representative.

          Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the
Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.11 Rights of Trustee and Paying Agent.

          Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its
Corporate Trust Office at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 11. Only the Company or a
Representative may give the notice. Nothing in this Article 11 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior
Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 11.12 Authorization to Effect Subordination.

          Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 11, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the credit agents are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

                                       82

Section 11.13 Amendments.

          The provisions of this Article 11 shall not be amended or modified without the written consent of the holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.02 Notices.

          Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company or any Guarantor:

          L-3 Communications Corporation
          600 Third Avenue, 34th Floor,
          New York, New York 10016
          Attention: Senior Vice President-Finance (Fax: 212-805-5440)

          With a copy to:

          Simpson Thacher & Bartlett LLP
          425 Lexington Avenue
          New York, New York 10017
          Attention: Vincent Pagano, Jr. (Fax: 212-455-2502)

          If to the Trustee:

          The Bank of New York
          101 Barclay Street
          New York, New York 10286
          Attention: Corporate Trust Administration (Fax: 212-815-5704)

          The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders)
shall be deemed to have been duly given, at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt

                                       83

acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any
Person described in TIA Section 313(c), to the extent required by the TIA.
Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03 Communications By Holders of Notes with Other Holders of Notes.

          Holders may communicate pursuant to TIA Section 312(b) with other
Holders with respect to their rights under this Indenture or the Notes. The
Company, the Trustee, the Registrar and anyone else shall have the protection of
TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of
TIA Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                                       84

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06 Rule by Trustee and Agents.

          The Trustee may make reasonable rules for action by or at a meeting of
Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and
Stockholders.

          No director, officer, employee, incorporator or stockholder of the
Company or any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or any Subsidiary of the Company under the Notes or the Subsidiary Guarantees and this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of
Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 12.08 Governing Law.

          THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK.

Section 12.09 No Adverse Interpretation of other Agreements.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this
Indenture.

Section 12.10 Successors.

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                                       85

Section 12.11 Severability.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13 Table of Contents, Headings, Etc.

          The Table of Contents, Cross-Reference Table and Headings of the
Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following pages]

                                       86

                                   SIGNATURES

Dated as of July 29, 2005

                                        L-3 COMMUNICATIONS CORPORATION

                                        By: /s/ Michael T. Strianese
                                            ------------------------------------
                                            Name:  Michael T. Strianese
                                            Title:

GUARANTORS:

APCOM, INC.
BROADCAST SPORTS INC.
D.P. ASSOCIATES INC.
ELECTRODYNAMICS, INC.
HENSCHEL INC.
HYGIENETICS ENVIRONMENTAL SERVICES, INC.
INTERSTATE ELECTRONICS CORPORATION
KDI PRECISION PRODUCTS, INC.
L-3 COMMUNICATIONS AEROMET, INC.
L-3 COMMUNICATIONS VERTEX AEROSPACE LLC
L-3 COMMUNICATIONS ADVANCED LASER SYSTEMS TECHNOLOGY, INC.
L-3 COMMUNICATIONS AIS GP CORPORATION
L-3 COMMUNICATIONS AVIONICS SYSTEMS, INC.
L-3 COMMUNICATIONS AVISYS CORPORATION
L-3 COMMUNICATIONS CE HOLDINGS, INC.
L-3 COMMUNICATIONS CINCINNATI ELECTRONICS CORPORATION
L-3 COMMUNICATIONS CSI, INC.
L-3 COMMUNICATIONS AYDIN CORPORATION
L-3 COMMUNICATIONS ELECTRON TECHNOLOGIES, INC.
L-3 COMMUNICATIONS ESSCO, INC.
L-3 COMMUNICATIONS FLIGHT INTERNATIONAL AVIATION LLC
L-3 COMMUNICATIONS FLIGHT CAPITAL LLC
L-3 COMMUNICATIONS GOVERNMENT SERVICES, INC.
L-3 COMMUNICATIONS ILEX SYSTEMS, INC.
L-3 COMMUNICATIONS INFRARED VISION TECHNOLOGY CORPORATION
L-3 COMMUNICATIONS INVESTMENTS INC.
L-3 COMMUNICATIONS KLEIN ASSOCIATES, INC.
L-3 COMMUNICATIONS MAS (US) CORPORATION
L-3 COMMUNICATIONS MOBILE-VISION, INC.
L-3 COMMUNICATIONS SECURITY AND DETECTION SYSTEMS, INC.
L-3 COMMUNICATIONS SONOMA EO, INC.
L-3 COMMUNICATIONS VECTOR INTERNATIONAL AVIATION LLC
L-3 COMMUNICATIONS WESTWOOD CORPORATION
MCTI ACQUISITION CORPORATION
MICRODYNE COMMUNICATIONS TECHNOLOGIES INCORPORATED
MICRODYNE CORPORATION

                                       S-1

MICRODYNE OUTSOURCING INCORPORATED
MPRI, INC.
PAC ORD INC.
POWER PARAGON, INC.
SHIP ANALYTICS, INC.
SHIP ANALYTICS INTERNATIONAL, INC.
SHIP ANALYTICS USA, INC.
SPD ELECTRICAL SYSTEMS, INC.
SPD SWITCHGEAR INC.
SYCOLEMAN CORPORATION
TROLL TECHNOLOGY CORPORATION
WESCAM AIR OPS INC.
WESCAM AIR OPS LLC
WESCAM HOLDINGS (US) INC.
WESCAM INCORPORATED
WESCAM LLC
WOLF COACH, INC.,
   as Guarantors

By: /s/ Christopher C. Cambria
    ----------------------------------------
    Name: Christopher C. Cambria
    Title: Vice President and Secretary

L-3 COMMUNICATIONS INTEGRATED SYSTEMS L.P.
   as Guarantor

By: L-3 COMMUNICATIONS AIS GP CORPORATION,
        as General Partner

By: /s/ Christopher C. Cambria
    ----------------------------------------
    Name:  Christopher C. Cambria
    Title: Authorized Person

THE BANK OF NEW YORK,
   as Trustee

By: /s/ Kisha A. Holder
    ----------------------------------------
    Name:  Kisha A. Holder
    Title: Assistant Vice President

                                       S-2

                                                                       EXHIBIT A

                                 (Face of Note)
--------------------------------------------------------------------------------

                                                                     CUSIP _____

                    6 3/8% Senior Subordinated Notes due 2015

   No. ___                                                            $_________

                         L-3 COMMUNICATIONS CORPORATION

   promises to pay to __________________________________________________________

   or registered assigns,

   the principal sum of ________________________________________________________

   Dollars on October 15, 2015.

   Interest Payment Dates: April 15 and October 15.

   Record Dates: April 1 and October 1.

                                        Dated: July 29, 2005

                                        L-3 COMMUNICATIONS CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture:

Dated: July 29, 2005

THE BANK OF NEW YORK,
   as Trustee

By:
    ---------------------------------
    Name:
    Title:

--------------------------------------------------------------------------------

                                       A-1

                                 (Back of Note)

                    6 3/8% Senior Subordinated Notes due 2015

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE
GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL
OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES
EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED
PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE
EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT
TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO
A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF L-3 COMMUNICATIONS
CORPORATION.(1)

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A
TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY
EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE
ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH
PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER
MAY BE RELYING ON THE EXEMPTION FROM THE PROVISION OF SECTION 5 OF THE
SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY
EVIDENCED HEREBY AGREES FOR THE BENEFIT OF L-3 COMMUNICATIONS CORPORATION THAT
(A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a)
TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL
BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION
MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE
REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES
TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER
THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE
REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF
COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN
EFFECTIVE REGISTRATION STATEMENT, IN EACH CASE, IN ACCORDANCE WITH ANY
APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER
APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS
REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF
THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

----------
(1)  This paragraph should be included only if the Note is issued in global form.

                                       A-2

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. L-3 Communications Corporation, a Delaware corporation (the
"Company"), promises to pay interest on the principal amount of this Note at 6
3/8% per annum from July 29, 2005 until maturity and shall pay the Additional
Interest payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest
Payment Date"), with the same force and effect as if made on the date for such payment. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from 1:00 p.m. July 29,
2005; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first
Interest Payment Date shall be October 15, 2005. The Company shall pay interest
(including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest
(including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are
registered Holders of Notes at the close of business on the April 1 and October
1 next (whether or not a Business Day) preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest
Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and
Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within The City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of
Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and
Additional Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the
Paying Agent if such Holders shall be registered Holders of at least $250,000 in principal amount of the Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee
under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of
July 29, 2005 ("Indenture") among the Company, the Guarantors named therein and the Trustee.

                                       A-3

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15
U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and
Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

     5. OPTIONAL REDEMPTION.

          (a) Except as set forth in clause (b) of this paragraph 5, the Notes shall not be redeemable at the Company's option prior to October 15, 2010.
Thereafter, the Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

YEAR                                                                  PERCENTAGE
----                                                                  ----------
2010 ..............................................................    103.188%
2011 ..............................................................    102.125%
2012 ..............................................................    101.063%
2013 and thereafter ...............................................    100.000%

          (b) Notwithstanding the foregoing, before October 15, 2008, the
Company may on any one or more occasions redeem up to an aggregate of 35% of the
Notes originally issued at a redemption price of 106.375% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company or the net cash proceeds of one or more
Equity Offerings by Holdings that are contributed to the Company as common equity capital; provided that at least 65% of the Notes originally issued remain outstanding immediately after the occurrence of each such redemption; and
provided, further, that any such redemption must occur within 120 days of the date of the closing of such Equity Offering.

     6. MANDATORY REDEMPTION.

          Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

     7. REPURCHASE AT OPTION OF HOLDER.

          (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $100,000 or an integral multiple of $1,000 in excess thereof) of each
Holder's Notes at a purchase price equal to 101% of aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the
"Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                                       A-4

          (b) If the Company or a Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to all
Holders of the Notes (an "Asset Sale Offer") and any other Indebtedness that ranks pari passu with the Notes (including the 2002 Notes, the May 2003 Notes, the December 2003 Notes and the November 2004 Notes) that, by its terms, requires the Company to offer to repurchase such Indebtedness with such Excess
Proceeds to purchase the maximum principal amount of Notes and pari passu
Indebtedness that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes or pari passu Indebtedness tendered pursuant to an Asset Sale
Offer is less than the Excess Proceeds, the Company may use any Excess Proceeds
for general corporate purposes. If the aggregate principal amount of Notes or pari passu Indebtedness surrendered by Holders thereof exceeds the amount of
Excess Proceeds in an Asset Sale Offer, the Company shall repurchase such
Indebtedness on a pro rata basis and the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the
Notes.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose
Notes are to be redeemed at its registered address. Notes in denominations larger than $100,000 may be redeemed in part but only in whole multiples of
$1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the
Indenture or the Notes may be amended or supplemented with the consent of the
Holders of at least a majority in principal amount of the then outstanding
Notes, and any existing default or compliance with any provision of the
Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure

                                       A-5

any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the
Indenture under the Trust Indenture Act.

     12. DEFAULTS AND REMEDIES. An "Event of Default" occurs if: (i) default for
30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with the covenants contained in sections 4.10, 4.15 or 5.01 of the Indenture; (iv)
failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the
Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $50.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or
any group of Subsidiaries that, taken as a whole, would constitute a Significant
Subsidiary; and (viii) except as permitted by the Indenture, any Subsidiary
Guarantee shall be held in any judicial proceeding to be unenforceable or invalid.

     If any Event of Default occurs and is continuing, the Trustee or the
Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, however, that so long as any Designated Senior Debt is outstanding, such declaration shall not become effective until the earlier of (i) the day which is five Business Days after receipt by the Representatives of Designated Senior Debt of such notice of acceleration or (ii) the date of acceleration of any Designated Senior Debt.
Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any
Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.
The Trustee may withhold from Holders of the Notes notice of any continuing
Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

                                       A-6

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the
Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     13. SUBORDINATION. Payment of the principal of, premium and Additional
Interest, if any, or interest on the Notes is subordinated to the prior payment of Senior Debt on the terms provided in the Indenture.

     14. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     15. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary of the Company, as such, shall not have any liability for any obligations of the Company or any Subsidiary of the Company under the Notes, the Indenture or the Subsidiary Guarantees or for
any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     16. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. ABBREVIATIONS. Customary abbreviations may be used in the name of a
Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (=
tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In
addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the
Registration Rights Agreement dated as of July 29, 2005, between the Company and the parties named on the signature pages thereof, or, with respect to any
Additional Notes, Holders of Transfer Restricted Securities shall have all the rights set forth in one or more registration rights agreements between the
Company and the other parties thereto, relating to rights given by the Company to the purchasers of Additional Notes (collectively, the "Registration Rights
Agreement").

     19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the
Committee on Uniform Security Identification Procedures, the Company has caused
CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     20. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                       A-7

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.
Requests may be made to:

          L-3 Communications Corporation
          600 Third Avenue, 34th Floor,
          New York, New York 10016
          Attention: Senior Vice President-Finance (Fax: 212-805-5440)

                                       A-8

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ______________________

                               Your Signature:
                                               ---------------------------------
                               (Sign exactly as your name appears on the face of
                                                   this Note)

Signature Guarantee.

                                       A-9

                       Option of Holder to Elect Purchase

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the box below:

     [_] Section 4.10   [_] Section 4.15

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $______________

Date: ______________________   Your Signature:
                                               ---------------------------------
                               (Sign exactly as your name appears on the Note)

                               Tax Identification No.: _________________________

Signature Guarantee.

                                      A-10

              Schedule of Exchanges of Interests in the Global Note

     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another
Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                Principal
              Amount of        Amount of     Amount of this      Signature of
             decrease in      increase in      Global Note        authorized
              Principal        Principal     following such   officer of Trustee
 Date of   Amount of this   Amount of this      decrease           or Note
Exchange     Global Note      Global Note     (or increase)        Custodian
--------   --------------   --------------   --------------   ------------------

                                      A-11

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

L-3 Communications Corporation
600 Third Avenue, 34th Floor,
New York, New York 10016

[Registrar address block]

     Re: 6 3/8% Senior Subordinated Notes due 2015.

     Reference is hereby made to the Indenture, dated as of July 29, 2005 (the
"Indenture"), among L-3 Communications Corporation, as issuer (the "Company"), the Guarantors party thereto and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the
Indenture.

     ________________, (the "Transferor") owns and proposes to transfer the
Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

1. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF BOOK-ENTRY INTERESTS IN THE
144A GLOBAL NOTE OR DEFINITIVE NOTES PURSUANT TO RULE 144A. The Transfer is
being effected pursuant to and in accordance with Rule 144A under the United
States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Book-Entry
Interests or Definitive Notes are being transferred to a Person that the
Transferor reasonably believes is purchasing the Book-Entry Interests or
Definitive Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of
Rule 144A in a transaction meeting the requirements of Rule 144A and such
Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the
Definitive Note and in the Indenture and the Securities Act.

2. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF BOOK-ENTRY INTERESTS IN THE
TEMPORARY REGULATION S GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR DEFINITIVE
NOTES PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such
Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the

                                       B-1

transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule
903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or
Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the
Definitive Note and in the Indenture and the Securities Act.

3. [_] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF BOOK-ENTRY
INTERESTS IN THE IAI GLOBAL NOTE OR DEFINITIVE NOTES PURSUANT TO ANY PROVISION
OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is
being effected in compliance with the transfer restrictions applicable to
Book-Entry Interests in Restricted Global Notes and Definitive Notes bearing the
Private Placement Legend and pursuant to and in accordance with the Securities
Act and any applicable blue sky securities laws of any State of the United
States, and accordingly the Transferor hereby further certifies that (check one):

     (a) [_] such Transfer is being effected pursuant to and in accordance with
Rule 144 under the Securities Act;

                                       OR

     (b) [_] such Transfer is being effected to the Company or a subsidiary thereof,

                                       OR

     (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act;

                                       OR

     (d) [_] such Transfer is being effected to an Institutional Accredited
Investor and pursuant to an exemption from the registration requirements of the
Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to Book-Entry Interests in a Restricted Global Note or
Definitive Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by (x) if such Transfer is in respect of a principal amount of Notes at the time of Transfer of $250,000 or more, a certificate executed by the Transferee in the form of Exhibit D to the Indenture, or (y) if such Transfer is in respect of a principal amount of
Notes at the time of transfer of less than $250,000, (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the
Transferor has attached to this certification), to the effect that (1) such
Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States.
Upon consummation of the proposed transfer in accordance with the terms of the
Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement
Legend printed on the IAI Global Note and/or the Definitive Notes and in the
Indenture and the Securities Act.

                                       B-2

4. [_] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF BOOK-ENTRY INTERESTS IN THE
UNRESTRICTED GLOBAL NOTE OR IN DEFINITIVE NOTES THAT DO NOT BEAR THE PRIVATE
PLACEMENT LEGEND.

     (a) [_] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is
being effected pursuant to and in accordance with Rule 144 under the Securities
Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private
Placement Legend are not required in order to maintain compliance with the
Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interests or Definitive
Notes will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on
Definitive Notes bearing the Private Placement Legend and in the Indenture.

     (b) [_] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is
being effected pursuant to and in accordance with Rule 903 or Rule 904 under the
Securities Act and in compliance with the transfer restrictions contained in the
Indenture and any applicable blue sky securities laws of any state of the United
States and (ii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interests or
Definitive Notes will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global
Notes, on Definitive Notes bearing the Private Placement Legend and in the
Indenture.

     (c) [_] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer
is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or
Rule 904 and in compliance with the transfer restrictions contained in the
Indenture and any applicable blue sky securities laws of any State of the United
States and (ii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interests or
Definitive Notes will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or
Definitive Notes bearing the Private Placement Legend and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                       _________________________________________
                                       [Insert Name of Transferor]

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

Dated: ____________, ____

                                       B-3

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (A) OR (B)]

     (a)  [_] Book-Entry Interests in the:

          (i)  [_] 144A Global Note (CUSIP _______), or

          (ii) [_] Regulation S Global Note (CUSIP ______), or

          (iii) [_] IAI Global Note (CUSIP ________); or

     (b)  [_] Restricted Definitive Notes.

2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

     (a)  [_] Book-Entry Interests in the:

          (i)  [_] 144A Global Note (CUSIP _____), or

          (ii) [_] Regulation S Global Note (CUSIP _____), or

          (iii) [_] IAI Global Note (CUSIP ______); or

          (iv) [_] Unrestricted Global Note (CUSIP ______); or

     (b)  [_] Restricted Definitive Notes; or

     (c)  [_] Definitive Notes that do not bear the Private Placement Legend, in accordance with the terms of the Indenture.

                                       B-4

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

L-3 Communications Corporation
600 Third Avenue, 34th Floor,
New York, New York 10016
Attention: Vice President-Finance (Fax: 212-805-5440)

     Re: 6 3/8% Senior Subordinated Notes due 2015

                             (CUSIP [____________])

          Reference is hereby made to the Indenture, dated as of July __, 2005
(the "Indenture"), among L-3 Communications Corporation, as issuer (the
"Company"), the Guarantors party thereto and The Bank of New York, as trustee.
Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________, (the "Holder") owns and proposes to exchange the
Note[s] or interest in such Note[s] specified herein, in the principal amount of
$______________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Holder hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR RESTRICTED BOOK-ENTRY INTERESTS
FOR DEFINITIVE NOTES THAT DO NOT BEAR THE PRIVATE PLACEMENT LEGEND OR
UNRESTRICTED BOOK-ENTRY INTERESTS

     (a) [_] CHECK IF EXCHANGE IS FROM RESTRICTED BOOK-ENTRY INTEREST TO
UNRESTRICTED BOOK-ENTRY INTEREST. In connection with the Exchange of the
Holder's Restricted Book-Entry Interest for Unrestricted Book-Entry Interests in
an equal principal amount, the Holder hereby certifies (i) the Unrestricted
Book-Entry Interests are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities
Act"), (iii) the restrictions on transfer contained in the Indenture and the
Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Book-Entry Interests are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) [_] CHECK IF EXCHANGE IS FROM RESTRICTED BOOK-ENTRY INTEREST TO
DEFINITIVE NOTES THAT DO NOT BEAR THE PRIVATE PLACEMENT LEGEND. In connection with the Exchange of the Holder's Restricted Book-Entry Interests for Definitive
Notes that do not bear the Private Placement Legend, the Holder hereby certifies
(i) the Definitive Notes are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the

                                       C-1

Securities Act and (iv) the Definitive Notes are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTES TO
UNRESTRICTED BOOK-ENTRY INTERESTS. In connection with the Holder's Exchange of
Restricted Definitive Notes for Unrestricted Book-Entry Interests, (i) the
Unrestricted Book-Entry Interests are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not
required in order to maintain compliance with the Securities Act and (iv) the
Unrestricted Book-Entry Interests are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTES TO DEFINITIVE
NOTES THAT DO NOT BEAR THE PRIVATE PLACEMENT LEGEND. In connection with the
Holder's Exchange of a Restricted Definitive Note for Definitive Notes that do not bear the Private Placement Legend, the Holder hereby certifies (i) the
Definitive Notes that do not bear the Private Placement Legend are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to
Restricted Definitive Notes and pursuant to and in accordance with the
Securities Act , (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Notes are being acquired in compliance with any applicable blue sky securities laws of any state of the
United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR RESTRICTED BOOK-ENTRY INTERESTS
FOR RESTRICTED DEFINITIVE NOTES OR RESTRICTED BOOK-ENTRY INTERESTS

     (a) [_] CHECK IF EXCHANGE IS FROM RESTRICTED BOOK-ENTRY INTERESTS TO
RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Holder's
Restricted Book-Entry Interest for Restricted Definitive Notes with an equal principal amount, (i) the Restricted Definitive Notes are being acquired for the
Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global
Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the
United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Notes issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the
Securities Act.

     (b) [_] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTES TO RESTRICTED
BOOK-ENTRY INTERESTS. In connection with the Exchange of the Holder's Restricted
Definitive Note for Restricted Book-Entry Interests in the [CHECK ONE] [_] 144A
Global Note, [_] Regulation S Global Note, [_] IAI Global Note with an equal principal amount, (i) the Definitive Notes are being acquired for the Holder's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted
Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the
United States. Upon

                                       C-2

consummation of the proposed Exchange in accordance with the terms of the
Indenture, the Book-Entry Interests issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant
Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                        ________________________________________
                                        [Insert Name of Transferor]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: ____________, ____

                                       C-3

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

L-3 Communications Corporation
600 Third Avenue, 34th Floor,
New York, New York 10016
Attention: Vice President-Finance (Fax: 212-805-5440)

     Re: 6 3/8% Senior Subordinated Notes due 2015

          Reference is hereby made to the Indenture, dated as of July 29, 2005
(the "Indenture"), among L-3 Communications Corporation, as issuer (the
"Company"), the Guarantors party thereto and The Bank of New York, as trustee.
Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of $____________ aggregate principal amount at maturity of:

     (a)  [_] Book-Entry Interests, or

     (b)  [_] Definitive Notes,

     we confirm that:

          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States
Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an
Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the
United States in accordance with Rule 904 of Regulation S under the Securities
Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F)
pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Notes or
Book-Entry

                                       D-1

Interests from us in a transaction meeting the requirements of clauses (A)
through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or
Book-Entry Interests, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or Book-Entry Interests therein acquired by us must be effected through one of the Placement Agents.

          4. We are an institutional "accredited investor" (as defined in Rule
501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or Book-Entry Interests purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        ________________________________________
                                        [Insert Name of Accredited Investor]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: ____________, ____

                                       D-2

                                                                       EXHIBIT E

                 FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED
                           BY GUARANTEEING SUBSIDIARY

          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of
_________________, among ____________________ (the "Guaranteeing Subsidiaries"),
each a direct or indirect subsidiary of L-3 Communications Corporation (or its permitted successor), a Delaware corporation (the "Company"), the Company and
The Bank of New York, as trustee under the indenture referred to below (the
"Trustee").

                                   WITNESSETH

          WHEREAS, the Company has heretofore executed and delivered to the
Trustee an indenture (the "Indenture"), dated as of July 29, 2005 providing for the issuance of an unlimited amount of 6 3/8% Senior Subordinated Notes due 2015
(the "Notes");

          WHEREAS, the Indenture provides that under certain circumstances the
Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company's Obligations (as defined in the
Indenture) under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the
Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees as follows:

     (a)  Such Guaranteeing Subsidiary, jointly and severally with all other current and future guarantors of the Notes (collectively, the
          "Guarantors" and each, a "Guarantor"), unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes or the
          Obligations of the Company under the Indenture or the Notes, that:

          (i)  the principal of, premium, interest and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, interest and
               Additional Interest, if any, on the Notes, to the extent lawful, and all other Obligations of the Company to

                                       E-1

               the Holders or the Trustee thereunder or under the Indenture will be promptly paid in full, all in accordance with the terms thereof; and

          (ii) in case of any extension of time for payment or renewal of any
               Notes or any of such other Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by
               acceleration or otherwise.

     (b)  Notwithstanding the foregoing, in the event that this Subsidiary
          Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guaranteeing Subsidiary under this Supplemental
          Indenture and its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

     3.   EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

     (a)  To evidence its Subsidiary Guarantee set forth in this Supplemental
          Indenture, such Guaranteeing Subsidiary hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit F to the Indenture shall be endorsed by an officer of such Guaranteeing
          Subsidiary on each Note authenticated and delivered by the Trustee after the date hereof.

     (b)  Notwithstanding the foregoing, such Guaranteeing Subsidiary hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each
          Note a notation of such Subsidiary Guarantee.

     (c)  If an Officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the
          Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

     (d)  The delivery of any Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the
          Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of each Guaranteeing Subsidiary.

     (e)  Each Guaranteeing Subsidiary hereby agrees that its Obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (f)  Each Guaranteeing Subsidiary hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest,

                                       E-2

          notice and all demands whatsoever and covenants that its Subsidiary
          Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the Obligations contained in the Notes and the Indenture.

     (g)  If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guaranteeing Subsidiary, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or such Guaranteeing Subsidiary, any amount paid by either to the Trustee or such Holder, the Subsidiary
          Guarantee made pursuant to this Supplemental Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.

     (h)  Each Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any
          Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guaranteeing Subsidiary further agrees that, as between such Guaranteeing Subsidiary, on the one hand, and the
          Holders and the Trustee, on the other hand:

          (i)  the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this
               Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the
               Obligations guaranteed hereby; and

          (ii) in the event of any declaration of acceleration of such
               Obligations as provided in Article 6 of the Indenture, such
               Obligations (whether or not due and payable) shall forthwith become due and payable by such Guaranteeing Subsidiary for the purpose of the Subsidiary Guarantee made pursuant to this
               Supplemental Indenture.

     (i)  Each Guaranteeing Subsidiary shall have the right to seek contribution from any other non-paying Guaranteeing Subsidiary so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Subsidiary Guarantee made pursuant to this
          Supplemental Indenture.

     4.   GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

     (a)  Except as set forth in Articles 4 and 5 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the
          Notes shall prevent any consolidation or merger of any Guaranteeing
          Subsidiary with or into the Company or any other Guarantor or shall prevent any transfer, sale or conveyance of the property of any
          Guaranteeing Subsidiary as an entirety or substantially as an entirety, to the Company or any other Guarantor.

     (b)  Except as set forth in Articles 4 and 5 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the
          Notes shall prevent any consolidation or merger of any Guaranteeing
          Subsidiary with or into a corporation or corporations other than the
          Company or any other Guarantor (in each case, whether or not affiliated with the Guaranteeing Subsidiary), or successive consolidations or mergers in which a Guaranteeing Subsidiary or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of any Guaranteeing Subsidiary as an entirety or substantially as an entirety, to a corporation other than the Company or any other Guarantor (in each case,

                                       E-3

          whether or not affiliated with the Guaranteeing Subsidiary) authorized to acquire and operate the same; provided, however, that each
          Guaranteeing Subsidiary hereby covenants and agrees that (i) subject to the Indenture, upon any such consolidation, merger, sale or conveyance, the due and punctual performance and observance of all of the covenants and conditions of the Indenture and this Supplemental
          Indenture to be performed by such Guaranteeing Subsidiaries, shall be expressly assumed (in the event that such Guaranteeing Subsidiary is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which such Guaranteeing Subsidiary shall have been merged, or by the corporation which shall have acquired such property and (ii)
          immediately after giving effect to such consolidation, merger, sale or conveyance no Default or Event of Default exists.

     (c)  In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee made pursuant to this
          Supplemental Indenture and the due and punctual performance of all of the covenants and conditions of the Indenture and this Supplemental
          Indenture to be performed by such Guaranteeing Subsidiary, such successor corporation shall succeed to and be substituted for such
          Guaranteeing Subsidiary with the same effect as if it had been named herein as the Guaranteeing Subsidiary. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary
          Guarantees to be endorsed upon the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the
          Indenture and this Supplemental Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the
          Indenture and this Supplemental Indenture as though all of such
          Subsidiary Guarantees had been issued at the date of the execution hereof.

     5.   RELEASES.

     (a)  Concurrently with any sale of assets (including, if applicable, all of the Capital Stock of a Guaranteeing Subsidiary), all Liens, if any, in
          favor of the Trustee in the assets sold thereby shall be released;
          provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 of the Indenture (it being understood that only such portion of the Net Proceeds as is required to be applied on or before the date of such sale or other disposition in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time).

                                       E-4

          If the assets sold in such sale or other disposition include all or substantially all of the assets of a Guaranteeing Subsidiary or all of the Capital Stock of a Guaranteeing Subsidiary, then the Guaranteeing
          Subsidiary (in the event of a sale or other disposition of all of the
          Capital Stock of such Guaranteeing Subsidiary) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guaranteeing Subsidiary) shall be released from and relieved of its Obligations under this
          Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 of the Indenture (it being understood that only such portion of the Net Proceeds as is required to be applied on or before the date of such sale or other disposition in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time). Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such sale or other disposition was made by the Company or the Guaranteeing Subsidiary, as the case may be, in accordance with the provisions of the Indenture and this Supplemental Indenture, including without limitation, Section
          4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of the
          Guaranteeing Subsidiary from its Obligations under this Supplemental
          Indenture and its Subsidiary Guarantee made pursuant hereto. If the
          Guaranteeing Subsidiary is not released from its Obligations under its
          Subsidiary Guarantee, it shall remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of such Guaranteeing Subsidiary under the Indenture as provided in this Supplemental Indenture.

     (b)  Upon the designation of a Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture or upon the release of a
          Guarantor from its Guarantees of, and all pledges and security interests granted in connection with, all other Indebtedness of the
          Company or any of their Restricted Subsidiaries, such Guaranteeing
          Subsidiary shall be released and relieved of its Obligations under its
          Subsidiary Guarantee and this Supplemental Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion
          of Counsel to the effect that such designation of such Guaranteeing
          Subsidiary as an Unrestricted Subsidiary was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.07 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guaranteeing Subsidiary from its Obligations under its Subsidiary
          Guarantee. Any Guaranteeing Subsidiary not released from its
          Obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of any Guaranteeing Subsidiary under the Indenture as provided herein.

     (c)  Each Guaranteeing Subsidiary shall be released and relieved of its obligations under this Supplemental Indenture in accordance with, and subject to, Section 4.13 of the Indenture.

                                       E-5

     6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Subsidiary of the
Company, as such, shall have any liability for any Obligations of the Company or any Subsidiary of the Company under the Notes, any Subsidiary Guarantees, the
Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of the
Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

     7. ANTI-LAYERING; SUBORDINATION OF SUBSIDIARY GUARANTEES. No Guaranteeing
Subsidiary shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of a Guaranteeing Subsidiary and senior in any respect in right of payment to any of the Subsidiary Guarantees. Notwithstanding the foregoing sentence, the Subsidiary Guarantee of each Guaranteeing Subsidiary shall be subordinated to the prior payment in full of all Senior Debt of that
Guaranteeing Subsidiary (in the same manner and to the same extent that the
Notes are subordinated to Senior Debt), which shall include all guarantees of
Senior Debt. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated or junior in right of payment to any Indebtedness solely by virtue of being unsecured.

     8. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     9. COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     10. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     11. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental
Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

                                       E-6

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first above written.

Dated: ______________, ______

                                        L-3 COMMUNICATIONS CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

GUARANTEEING SUBSIDIARIES:

[EXISTING GUARANTORS]
[ADDITIONAL GUARANTORS]

Dated: ______________, ______

THE BANK OF NEW YORK,
   as Trustee

By:
    ---------------------------------
    Name:
    Title:

                                       E-7

                                                                       EXHIBIT F

  FORM OF NOTATION ON SENIOR SUBORDINATED NOTE RELATING TO SUBSIDIARY GUARANTEE

          Pursuant to the Indenture (the "Indenture"), dated as of July 29,
2005, among L-3 Communications Corporation, the Guarantors party thereto (each a
"Guarantor" and collectively the "Guarantors") and The Bank of New York, as trustee (the "Trustee"), each Guarantor (i) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, and premium, interest and Additional Interest on the Notes, whether at maturity or an interest payment date, by acceleration, call for redemption or otherwise,
(b) the due and punctual payment of interest on the overdue principal and premium of, and interest and Additional Interest on the Notes, and (c) in case of any extension of time of payment or renewal of any Notes or any of such other
Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any
Holder in enforcing any rights under the Subsidiary Guarantee (as defined in the
Supplemental Indenture). Notwithstanding the foregoing, the Subsidiary Guarantee of each Guarantor shall be subordinated to the prior payment in full of all
Senior Debt (as defined in the Indenture) of that Guarantor (in the same manner and to the same extent that the Notes are subordinated to Senior Debt), which shall include all guarantees of Senior Debt.

          Notwithstanding the foregoing, in the event that the Subsidiary
Guarantee of any Guarantor would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guarantor under its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

          No past, present or future director, officer, employee, agent, incorporator, stockholder or agent of any Subsidiary of the Company, as such, shall have any liability for any Obligations of the Company or any Subsidiary of
the Company under the Notes, any Subsidiary Guarantee, the Indenture, any
supplemental indenture delivered pursuant to the Indenture by such Guarantor, or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

          The Subsidiary Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

          The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the
Subsidiary Guarantee is noted has been executed by the Trustee under the
Indenture by the manual signature of one of its authorized officers. Capitalized terms used herein have the meaning assigned to them in the Indenture.

                                       F-1

          IN WITNESS WHEREOF, the Guarantors hereto have caused this Notation on the 6 3/8% Senior Subordinated Note due 2015 to be duly executed, all as of the date first above written.

Dated:  ______________, ______

GUARANTEEING SUBSIDIARIES:

[EXISTING GUARANTORS]
[ADDITIONAL GUARANTORS]

                                       F-2